Exhibit 99.1

Company Contact:
Oxbridge Re Holdings Limited
Jay Madhu, CEO
345-749-7570
jmadhu@oxbridgere.com

Media contact:
Suzie Boland
RFB Communications Group
813-259-0345
sboland@rfbcommunications.com

Oxbridge Re Holdings Limited Reports Improved Results in 2019

GRAND CAYMAN, Cayman Islands (March 23, 2020) -- Oxbridge Re Holdings Limited (NASDAQ: OXBR), a provider of reinsurance solutions primarily to property and casualty insurers, reported improved financial results and strengthened financial ratios for the fourth quarter and year ended December 31, 2019.

2019 HIGHLIGHTS:
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Performance positively impacted by no limit losses experienced compared to prior year
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Lower capital deployed compared to 2018
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Total expenses partially reduced due to ongoing cost savings initiatives
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Key financial ratios show significant improvement
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Risk management focus mitigated any impact from Hurricane Dorian
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Book value stands at $1.40 per common share
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Sidecar investors in our Series 2019-1 participating notes on track to earn ~40% return

“Our risk management underwriting focus allowed us to remain unaffected by the devastation caused by Hurricane Dorian during the year,” said Oxbridge Re Holdings President and Chief Executive Officer Jay Madhu. “With a cash and restricted cash position of approximately $8.0 million, our equity currently translates into a book value per share of $1.40. While the contract year is not over, our sidecar investors are on track to earn an attractive return of approximately 40%. We will look to grow that portion of our business again this upcoming season beginning June 1, 2020. We remain optimistic about the long-term prospects of our reinsurance business as we continue to evaluate additional opportunities for growth as well as diversification of risk.”

Improved Financial Performance
For the year ended December 31, 2019 the Company incurred a significantly reduced net loss of $305,000 or $(0.05) per basic and diluted common share compared with a net loss of $5.7 million or $(1.00) per basic and diluted common share in 2018. For the three months ended December 31, 2019 the Company generated net income of $61,000 or $0.01 per basic and diluted common share compared with a net loss of $6.5 million or $(1.13) per basic and diluted common share in the fourth quarter of 2018. The significant improvement in earnings is due to no limit losses being suffered during the year ended December 31, 2019 when compared with the reinsurance portfolio that suffered limit losses during the 2018.

Net premiums earned totaled $617,000 in 2019 compared with $2.7 million for the year ended December 31, 2018. For the fourth quarter of 2019 net premiums earned were $245,000 compared with $1.5 million in the fourth quarter of the prior year. The decreases were primarily due to a significantly lower deployment of capital in 2019 compared to an acceleration of premium recognition due to limit losses being incurred on all reinsurance contracts during the fourth quarter of 2018.

For the year ended December 31, 2019 net investment and other income totaled $230,000, plus $3,000 of net realized investment gain and a $25,000 of change in fair value of equity securities compared to $366,000 of net investment income, partially offset by a $255,000 net realized investment loss and $26,000 of change in fair value of equity in 2018. Fourth quarter 2019 net investment and other income totaled $48,000, plus $5,000 of change in fair value of equity securities compared to $86,000 of net investment income, partially offset by $48,000 of change in fair value of equity securities in the fourth quarter of 2018.

Total expenses, including losses and loss adjustment expenses, policy acquisition costs and underwriting expenses, general and administrative expenses reduced in 2019 due to the implementation of cost savings by the Company, and no losses incurred during 2019 when compared with the reinsurance portfolio that suffered limit losses during 2018. For the year ended December 31, 2019 total expenses were $1.1 million compared with $1.3 million in 2018. Fourth quarter 2019 expenses were $282,000 compared with $10.5 million in the fourth quarter of 2018.

At December 31, 2019, cash and cash equivalents, and restricted cash and cash equivalents, totaled $8.0 million compared with $11.3 million at December 31, 2018.

Strengthened Financial Ratios
Loss ratio, which measures underwriting profitability, is the ratio of losses and loss adjustment expenses incurred to net premiums and Industry Loss Warranty Contracts (“ILW”) income earned. For the year ended December 31, 2019 the loss ratio was 0.0% compared to a loss ratio of 268.6% during 2018. The loss ratio was 0.0% for the fourth quarter of 2019 compared with 589.3% for the fourth quarter of 2018. The improvements are due to no loss and loss adjustment expenses incurred during the quarter and year ended December 31, 2019 compared with limit losses suffered during 2018.

Acquisition cost ratio, which measures operational efficiency, compares policy acquisition costs and other underwriting expenses with net premiums earned. The acquisition cost ratio for the year ended December 31, 2019 was 10.4% compared with 9.6% for the same period last year. The increase in acquisition cost ratio was due to the overall marginally higher weighted-average acquisition costs on reinsurance contracts in force during 2019 when compared with the prior fiscal year. The acquisition cost ratio was 9.4% for the fourth quarter of 2019 compared with 11.0% last year. The decrease was a direct result of a decrease in net premiums earned during the quarter ended December 31, 2019 compared with the acceleration of premiums and acquisition costs on contracts with a higher weighted average acquisition costs, as a result of limit losses suffered in the quarter ended December 31, 2018.

Expense ratio, which measures operating performance, compares policy acquisition costs, other underwriting expenses and general and administrative expenses with net premiums and ILW income earned. Expense ratio was 183.3% in 2019 compared with 41.5% for 2018. For the fourth quarter of 2019 the expense ratio was 115.1% compared with 27.3% for the fourth quarter of 2018. The increases are due primarily to a lower denominator in net premiums earned as recorded in 2019 when compared with the prior fiscal year.

Combined ratio, which is used to measure underwriting performance, is the sum of the loss ratio and the expense ratio. If the combined ratio is at or above 100%, underwriting is not profitable. The combined ratio was 183.3% in 2019 compared with 310.1% in the prior year. For the fourth quarter of 2019 the combined ratio totaled 115.1% compared to 616.5% for the same period last year. The improvements in combined ratio are primarily due to no losses being suffered during 2019.

Conference Call
Management will host a conference call later today to discuss these financial results, followed by a question and answer session. President and Chief Executive Officer Jay Madhu and Chief Financial Officer Wrendon Timothy will host the call starting at 4:30 p.m. Eastern time.

The live presentation can be accessed by dialing the number below or by clicking the webcast link available on the Investor Information section of the company's website at www.oxbridgere.com.

Date: Monday, March 23, 2020
Time: 4:30 p.m. Eastern time
Listen-only toll-free number: 844-602-0380
Listen-only international number: 862-298-0970

Please call the conference telephone number 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Precision IR at 919-481-4000 or operations@issuerdirect.com.

A replay of the call will be available by telephone after 4:30 p.m. Eastern time on the same day of the call and via the Investor Information section of Oxbridge's website at www.oxbridgere.com until April 23, 2020.

Toll-free replay number: 877-481-4010
International replay number: 919-882-2331
Conference ID: 33521

About Oxbridge Re Holdings Limited
Oxbridge Re (www.oxbridgere.com) is a Cayman Islands exempted company that was organized in April 2013 to provide reinsurance business solutions primarily to property and casualty insurers in the Gulf Coast region of the United States. Through Oxbridge Re's licensed reinsurance subsidiaries, Oxbridge Reinsurance Limited and Oxbridge RE NS, it writes fully collateralized policies to cover property losses from specified catastrophes. Oxbridge Re specializes in underwriting medium frequency, high severity risks, where it believes sufficient data exists to analyze effectively the risk/return profile of reinsurance contracts. The company's ordinary shares and warrants trade on the NASDAQ Capital Market under the symbols "OXBR" and "OXBRW," respectively. The company's ordinary shares are included in the Russell Microcap Index.

Forward-Looking Statements
This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "anticipate," "estimate," "expect," "intend," "plan," "project" and other similar words and expressions are intended to signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties. Some of these risks and uncertainties are identified in the Company's filings with the SEC. The occurrence of any of these risks and uncertainties could have a material adverse effect on the Company's business, financial condition and results of operations. Any forward-looking statements made in this press release speak only as of the date of this press release and, except as required by law, the Company undertakes no obligation to update any forward-looking statement contained in this press release, even if the Company's expectations or any related events, conditions or circumstances change.

-Tables to follow-

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Balance Sheets
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	At December 31,
	2019	2018

Assets
Investments:
Fixed-maturity securities, available for sale, at fair value (amortized cost of $991)	$-	993
Equity securities, at fair value (cost : $715 and $210)	692	162
Total investments	692	1,155
Cash and cash equivalents	5,962	8,074
Restricted cash and cash equivalents	2,054	3,225
Accrued interest and dividend receivable	12	15
Premiums receivable	506	-
Deferred policy acquisition costs	48	-
Operating lease right-of-use assets	133	-
Prepayment and other receivables	79	74
Property and equipment, net	9	18
Total assets	$9,495	12,561

Liabilities and Shareholders’ Equity
Liabilities:
Reserve for losses and loss adjustment expenses	$-	4,108
Notes payable	600	-
Unearned premiums reserve	440	-
Operating lease liabilities	133	-
Accounts payable and other liabilities	279	139
Total liabilities	1,452	4,247

Shareholders’ equity:
Ordinary share capital, (par value $0.001, 50,000,000 shares authorized; 5,733,587 shares issued and outstanding)	6	6
Additional paid-in capital	32,262	32,226
Accumulated Deficit	(24,225)	(23,920)
Accumulated other comprehensive income (loss)	-	2
Total shareholders’ equity	8,043	8,314
Total liabilities and shareholders’ equity	$9,495	12,561

OXBRIDGE RE HOLDINGS LIMITED AND SUBSIDIARIES
Consolidated Statements of Operations
(expressed in thousands of U.S. Dollars, except per share and share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2019	2018	2019	2018

Revenue
Assumed premiums	$(59)	(266)	$1,057	2,361
Change in loss experience refund payable	-	-	-	(225)
Change in unearned premiums reserve	304	1,740	(440)	592

Net premiums earned	245	1,474	617	2,728
Net income from derivative instruments	-	224	-	997
Net investment and other income	48	86	230	366
Net realized investment losses	-	(18)	3	(255)
Change in fair value of equity securities	5	(48)	25	(26)
Net gain (loss) on commutation	106	-	106	(8)
Total revenue	404	1,718	981	3,802

Expenses
Losses and loss adjustment expenses	-	10,006	-	10,006
Policy acquisition costs and underwriting expenses	23	162	64	263
General and administrative expenses	259	301	1,067	1,282
Total expenses	282	10,469	1,131	11,551

Loss before (income) loss attributable to noteholders	122	(8,751)	(150)	(7,749)

(Income) loss attributable to noteholders	(61)	2,296	(155)	2,000
Net income	61	(6,455)	$(305)	(5,749)

Earnings per share
Basic and Diluted	$0.01	(1.13)	$(0.05)	(1.00)
Diluted	$0.01	(1.13)	$(0.05)	(1.00)

Dividends paid per share	$-	-	$-	-

Performance ratios to net premiums earned:
Loss ratio	0.0%	589.3%	0.0%	268.6%
Acquisition cost ratio	9.4%	11.0%	10.4%	9.6%
Expense ratio	115.1%	27.3%	183.3%	41.5%
Combined ratio	115.1%	616.5%	183.3%	310.1%